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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 12, 1999, except as to the items described in Note 10 which is as of October 5, 1999, relating to the financial statements of RealNames Corporation (formerly Centraal Corporation), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
October 6, 1999